UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 20, 2007

EMPIRE FINANCIAL HOLDING COMPANY

(Exact name of Registrant as specified in its charter)

Florida	1-31292	56-3627212
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2170 West State Road 434,

Suite 100

Longwood, FL 32779

(Address Of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code 407-774-1300

_____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As of August 20, 2007, Empire Financial Holding Company (“Empire”) entered into binding subscription agreements to sell $2,250,000 of units in a private placement to 4 accredited institutional and individual investors. The units consist of $2,135,900.50 to purchase 1,825,556 shares of Common Stock, and $114,097.25 to purchase five-year non-redeemable warrants to purchase 912,778 shares of common stock. The warrants are exercisable after six months from the date of issue at a price of $1.40 per share. Each share of common stock underlying the units is priced at $1.17, the closing price of the Company’s common stock on August 20, 2007. The subscription included Empire’s agreement to register all 2,738,334 shares of common stock included in and underlying the units. Pursuant to the terms of the agreements, Empire must pay partial liquidated damages in the amount of 1% per month of the purchase price, subject to a cap of an overall aggregate payment of 10% of the purchase price, upon certain failures to register all shares of common stock underlying the units within 120 days of the closing date of the transaction. Empire will pay total cash commissions of $80,000 in connection with these transactions.

The closing of the transaction is subject to fulfillment of certain conditions. The above sales were made for investment by accredited investors and will be issued without registration under the Securities Act of 1933, as amended, pursuant to the exemptions provided under sections 4(6) and 4(2) thereof, and pursuant to the exemption provided by Regulation D. All the securities are restricted securities and will bear a restrictive legend and be subject to stop transfer restrictions. None of the shares of common stock included in and underlying the units will be issued until the American Stock Exchange has approved its listing.

The foregoing description of the Subscription Agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to those documents which are filed as Exhibits 10.27 and 10.28 hereto and are incorporated herein by reference.

Item 3.02	Sales of Unregistered Securities.

The consummation of the transaction described above would bring the aggregate total unregistered sales of Empire’s equity securities sold to more than 5% of its outstanding common stock as reported its Quarterly Report on Form 10-QSB for the quarter ending June 30, 2007.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.27	Form of Subscription Agreement
10.28	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Empire Financial Holding Company

Dated: August 24, 2007	By:	/s/ Donald A. Wojnowski, Jr.
Donald A. Wojnowski, Jr.
President